SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT November 1, 2004

Commission File No. 0-8862

First Hartford Corporation
(Exact name of registrant as specified in its charter)

Maine -------------------------------- (State of Incorporation)	01-00185800 ------------------------ (I.R.S. Identification)

149 Colonial Road, Manchester, Connecticut ----------------------------------------------- (Address of principal executive offices)	06040 ------------------------ (Zip Code)

(860) 646-6555
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(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FOR FIRST HARTFORD CORPORATION - 8K

1 November, 2004

Financial Obligation Matter

ITEM 2.03      CREATION OF A DIRECT FINANCIAL OBLIGATION

On November 1, 2004 a wholly owned subsidiary of the Company (Plainfield Parkade, Inc.) has completed a refinancing whereby it has received a mortgage and paid off a first and second mortgage on the property.  The highlights of the transaction are as follows:

  Mortgage: $5,300,000.

  Interest: 5.875 per Annum.

  Terms: 10 Year Term, 26 Year Amortization.

  Payoff of 1st mortgage:  $2,753,711 (8.875%) due 12/1/06).

  Payoff of 2nd mortgage:  $950,000 (7% due 12/1/06).

  Prepayment premium: $159,084.

On October 29, 2004 a major Regional Bank gave the Company a $750,000 unsecured line of credit.  There is a 1% per annum charge for this accommodation.  Advances will be charged interest at the prime rate.  The loan required the personal guarantee of Neil Ellis, the President of the Company.

First Hartford Corporation

/s/ Stuart I. Greenwald

Stuart I. Greenwald
Title Treasurer